                         REAL ESTATE OPTION AGREEMENT
                         ----------------------------


     This REAL ESTATE OPTION AGREEMENT is made and entered into effective as of the 9th day of December, 1996 (the "Effective Date"), by and between THE DEVELOPMENT CORPORATION OF KNOX COUNTY, a Tennessee non-profit corporation, hereinafter referred to as "Seller," and WELLS REAL ESTATE FUND IX, L.P., a Georgia Limited Partnership, hereinafter referred to as "Purchaser."

                                  WITNESSETH:
                                  ----------

     WHEREAS, Seller is the owner in fee simple of a certain unimproved tract of land consisting of approximately 5.622 acres, more or less, comprised of lot 13R in the CenterPoint Business Park, located in Knox County, Tennessee, as is more particularly described on Exhibit A, attached hereto and incorporated herein by
                          ---------
reference (hereinafter referred to as the "Premises"); and

     WHEREAS, Purchaser wishes to purchase an option on the Premises as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants and provisions herein contained, the payment of the Option Price hereinafter specified, the foregoing recitals which are incorporated into this Agreement by reference, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Grant of Option.  Subject to the conditions of this Agreement, Seller
          ---------------
hereby grants to Purchaser an option to purchase the Premises together with all improvements thereon, if any, on an "as is, where is" basis.

     2.   Option Period. This Option shall remain in full force and effect for a
          -------------
period of twenty (20) days from the Effective Date, such Option Period commencing upon the Effective Date, and terminating at 11:59 p.m. on the 29th day of December, 1996, which period of time is hereinafter referred to as the "Exercise Period." By mutual agreement of the parties, the Exercise Period may be extended for an additional period of thirty (30) days, which extension will be evidenced by an amendment to this Agreement signed by both parties.

     3.   Exercise of Option. This Option may be exercised by Purchaser at any
          ------------------
time during the Exercise Period by written notice from Purchaser to Seller which is actually delivered to and received by Seller during the Exercise Period.

     4.   Option Consideration.  Purchaser shall pay to Seller the sum of Five
          --------------------
Thousand and No/100 Dollars ($5,000.00) ("Option Price") as consideration for the granting of the Option, the receipt of which is hereby acknowledged. In the event Purchaser does not properly exercise the Option as herein provided, the Option Price shall be retained by Seller free and clear of all claims. In the event Purchaser properly exercises the Option as herein provided, the Option Price shall be credited against the Purchase Price.

     5.   Exceptions to Title.  In the event of the exercise of the Option, the
          -------------------
Premises will be sold and conveyed subject to:

          (a) Real property taxes for the year 1996, which shall be apportioned between the parties hereto at the closing hereof and assumed by Purchaser;

          (b) Utilities easements serving the Premises and plat restrictions of record;

          (c) Such other easements, covenants, and restrictions as are of record in the Knox County Register's Office; and

          (d) Such other affirmative covenants and restrictions which are contained in the proposed form of the warranty deed, attached hereto as Exhibit B.
                         ---------

     6.   Purchase Price.  In the event of the exercise of the Option, the total
          --------------
purchase price for the Premises will be Five Hundred Eighty-Three Thousand Eight Hundred and No/100 Dollars ($583,800.00). The Purchase Price shall be payable as follows:

          (a)  The Option Price shall be applied to the Purchase Price;

          (b) The balance of the Purchase Price shall be paid in cash or by cashier's or certified check at the Closing of the sale of the Premises hereinafter specified (the "Closing").

     7.   Assignment of Option.  This Agreement may not be assigned by Purchaser
          --------------------
without the prior written consent of Seller. Seller consents to the assignment of this Agreement to the Bank of New York as agent for Wells Real Estate Fund IX, L.P.

     8.   Existing Mortgages.  If there be a mortgage or deed of trust on the
          ------------------
Premises and in the event of the exercise of the Option, Seller agrees to obtain at Seller's expense and deliver to Purchaser, on or before the Closing hereunder, a release thereof, properly executed and acknowledged in form for recording.

     9.   Title to the Premises.  Purchaser agrees at Purchaser's expense to
          ---------------------
cause the title to the Premises to be examined by any reputable title company or attorney, and to obtain a survey of the Premises, which survey shall be certified and delivered to Seller and Purchaser. The new survey description shall be used for the deed described in paragraph 12.
                                        ------------

     10.  Purchaser's Rights on Seller's Default.  In the event of the exercise
          --------------------------------------
of the Option and if (i) Seller defaults in its performance hereunder; or (ii) Seller is unable to convey good title to the Premises at Closing as required hereunder; or (iii) a qualified and licensed architect or engineer concludes that the Premises are unsuitable for construction due to soil or geologic conditions, then Purchaser shall have the following rights:

          (a) To accept the Premises or any part thereof subject to any of the foregoing and, if necessary, obtain specific performance of this Agreement subject to such matters; or

          (b) To cancel and terminate this Agreement by written notice to Seller, in which event the Option Price, together with any accrued interest thereon, shall be returned to Purchaser.

       Purchaser must elect one of the foregoing remedies, upon which election the selected remedy shall become Purchaser's sole remedy at law or in equity.

     11.  Seller's Rights Upon Purchaser's Default.  In the event Purchaser
          ----------------------------------------
should exercise the Option and thereafter default under this Agreement, Seller's sole and exclusive remedy shall be to retain the Option Price as liquidated damages and the parties hereto shall have no further rights or obligations hereunder whatsoever. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Option Price constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of a default by Purchaser, it shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the receipt and retention of the Option Price.

     12.  Title Documents. In the event of the exercise of the Option, the deed
          ---------------
by which the Premises are conveyed to Purchaser at the Closing shall be a special warranty deed substantially in the form of Exhibit B, in proper
                                                   ---------
statutory form for recording and duly executed and acknowledged by Seller, subject to the matters stated in paragraph 5. Seller shall pay the cost of
                                 -----------
preparing said deed and Purchaser shall pay the cost of recording the same, including all taxes. Purchaser agrees to pay all other closing costs.

     13.  Purchaser's Right to Possession. In the event of the exercise of the
          -------------------------------
Option, Seller agrees to give actual possession and occupancy of the Premises to Purchaser at the time of Closing hereunder, provided, however, during the Exercise Period, Purchaser shall have the right to enter the Premises, together with men and materials, for the following purposes: (i) to make a physical inspection of the Premises, including subsurface tests, test borings, and hazardous waste tests; and (ii) to make an accurate survey of the boundaries of the Premises. Purchaser shall also have the right to inspect the Premises immediately prior to or on the day of Closing. In the event Purchaser enters upon the Premises for the purposes specified in subparagraphs (i) and (ii) above, Purchaser will indemnify Seller
             -----------------     ----
for any claim made against Seller as a result of Purchaser's entry and, if the Closing does not take place as provided hereunder, Purchaser will indemnify Seller for any damage to the Premises caused by Purchaser's entry. Purchaser's indemnity obligations contained in this
Paragraph 13 shall survive Closing.
------------

     14.  Condemnation Prior to Closing. In the event of the exercise of the
          -----------------------------
Option and in the event of the taking of the Premises or any part thereof by condemnation, the parties agree that Purchaser shall have the option to declare this Agreement null and void (in which event the Option Price shall be returned to Purchaser) or to accept the Premises in the condition in which they are left following such taking, with an assignment by Seller to Purchaser of all rights to the collection of any condemnation award.

     15.  Closing Adjustments. In the event of the exercise of the Option, at
          -------------------
the time of Closing hereunder, real estate taxes shall be apportioned and adjusted between the parties as of the date of Closing.

     16.  Closing. In the event of the exercise of the Option, the Closing of
          -------
the purchase of the Premises by Purchaser shall be held within ten (10) days after the exercise of the Option, with the location and time of said Closing to be specified by Purchaser in a written notice; provided, however, that in no event shall the Closing occur later than December 31, 1996. At said Closing, the Purchase Price shall be paid by Purchaser to Seller as required in paragraph 6
                                                                   -----------
hereof and Seller shall deliver to Purchaser a special warranty deed for the Premises as required by paragraph 12 hereof.
                        ------------

     17.  Brokerage Commissions. In the event of the exercise of the Option and
          ---------------------
Closing of the sale of the Premises as herein specified, Seller agrees to pay ADEVCO Realty Group, Inc. a commission equal to Five (5%) percent of the Purchase Price for arranging the sale of the Premises pursuant to a separate agreement with said broker. Purchaser agrees to and hereby does indemnify and hold Seller free and harmless from all losses, damages, costs, commissions and expenses, including attorneys' fees, that Seller may suffer as a result of any claims or suits brought by any other brokers or finders in connection with this transaction, except with respect to a broker employed by Seller.

     18.  General Provisions.
          ------------------

          (a) All notices or demands hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by registered or certified United States mail, return receipt requested, or forwarded by a nationally recognized overnight courier service, to any party hereto at the address set forth below or at such other address as any party shall subsequently designate in writing:

               If to Seller:

               The Development Corporation of Knox County
               706 Walnut Street
               Knoxville, Tennessee  37902
               Contact:  Melissa A. Ziegler
               Phone:  (423) 546-5887

               If to Purchaser:

               Wells Real Estate Fund IX, L.P.
               3885 Holcomb Bridge Road
               Norcross, GA  30092
               Attn:  Michael Berndt and Dave Kraxberger

          (b) This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

          (c) If two or more persons constitute either Seller or Purchaser, the word "Seller" or the word "Purchaser" shall be construed as if it reads "Sellers" and "Purchasers" whenever the sense of this Agreement so requires.

          (d) The captions of this Agreement are inserted only for the purpose of convenient reference and in no way define, limit, or prescribe the scope or intent of this Agreement or any part thereof.

          (e) This Agreement constitutes the entire contract between the parties hereto, and may not be changed (including an extension of the Exercise Period as provided in paragraph 2) or terminated
                                                  -----------
               orally, but may only be modified by an instrument in writing signed by the parties hereto.

          (f) The provisions hereof shall apply to and inure to the benefit of the successors, assigns and representatives of the respective parties hereto.

          (g) This Agreement may be executed in multiple counterparts which shall be construed together as one instrument.

          (h) Seller hereby represents and warrants to Purchaser that, to the best of Seller's knowledge, without independent investigation or inquiry (i) no "hazardous substances", as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, and the rules and regulations promulgated pursuant hereto, or any other pollutants, toxic materials, or contaminants have been or shall prior to Closing be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on the Property, (ii) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled, and (iii) the Property has not previously been used as a cemetery, landfill, or as a dump for garbage or refuse or as a pit for burning any such garbage or refuse (but Seller hereby discloses that a portion of Seller's property located along the common boundary line between Lots 13R and 11 of CenterPoint Park was used as a burning area several years ago; however, Seller has no knowledge regarding the materials which were burned in this area).

     EXECUTED as of the day, year and month first above written.

                                        SELLER:



                                        THE  DEVELOPMENT CORPORATION OF
_______________________
Date and time executed                  KNOX COUNTY

                                        By: /s/ Melissa Ziegler
____________________________                --------------------------
Witness                                         Melissa Ziegler
                                        Its: Executive Director

                                        PURCHASER:

                                        WELLS REAL ESTATE FUND IX, L.P.

                                        By: /s/ Leo F. Wells, III
____________________________                -------------------------------
Date and time executed
                                        Title:___________________

____________________________
Witness